UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Personalis, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PERSONALIS, INC.

6600 Dumbarton Circle

Fremont, California 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Personalis, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 17, 2023 at 9:00 a.m. Pacific Time virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2023, for the following purposes:

1.

To elect the Board of Directors’ two nominees for Class I director named in the accompanying proxy statement to hold office until the Company’s 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 20, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Karin Eastham
Karin Eastham
Chair of the Board of Directors

Fremont, California

April 5, 2023

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy that may be mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

PERSONALIS, INC.

6600 Dumbarton Circle

Fremont, California 94555

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Personalis, Inc., sometimes referred to as the Company or Personalis, is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 5, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.ProxyVote.com or call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2023 on Wednesday, May 17, 2023 at 9:00 a.m. Pacific Time. Information on how to vote online at the Annual Meeting is discussed below.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 17, 2023.

To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/PSNL2023 and enter the 16-digit Control Number. If you are a stockholder of record, your 16-digit Control Number can be found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” (a “Beneficial Owner”) and the Notice is being forwarded to you by that organization. If your voting instructions form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, as a Beneficial Owner, you are welcome to attend the Annual Meeting but you may not vote your shares unless you obtain a valid “legal proxy” from your broker or other agent. Please contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) to obtain a valid “legal proxy.”

If you have difficulty accessing the meeting, please call the number listed on the stockholder login page where technicians will be available to help you.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 20, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 46,774,490 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 20, 2023 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting, vote by proxy through the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 20, 2023 your shares were held, not in your name, but rather by you as a Beneficial Owner, the Notice is being forwarded to you by the broker or other agent that holds your shares in their account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a Beneficial Owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account or to obtain a “legal proxy” in order to be able to participate in or vote at the Annual Meeting. However, if your voting instructions form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, as a Beneficial Owner, you are welcome to attend the Annual Meeting but, since you are not the stockholder of record, you may not vote your shares unless you obtain a valid “legal proxy” from your broker or other agent. Please contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) to obtain a valid “legal proxy.”

For the Annual Meeting, how do we ask questions of management and the board?

We plan to have a Q&A session at the Annual Meeting and will include as many appropriate stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.ProxyVote.com after logging in with your Control Number. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/PSNL2023.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be made available approximately 24 hours after the meeting and remain available for at least one year. The replay can be accessed by visiting www.virtualshareholdermeeting.com/PSNL2023.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of stockholders of record as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To make arrangements to examine the list of record holders, stockholders should send an email to investors@personalis.com.

What am I voting on?

There are three matters scheduled for a vote:

•

Proposal 1 – To elect our Board of Directors’ two nominees for Class I director named herein to hold office until our 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

•

Proposal 2 – To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

•	Proposal 3 – To approve, on a non-binding, advisory basis, the compensation our named executive officers.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2 and Proposal 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the webcast of the Annual Meeting, vote by proxy through the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•

To vote at the Annual Meeting you must be present via live webcast. To vote through the internet during the meeting, go to www.virtualshareholdermeeting.com/PSNL2023. Follow the instructions and have the control number from the Notice.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote through the internet before the meeting, go to www.ProxyVote.com.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 16, 2023 to be counted.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 16, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a Beneficial Owner, you should have received a Notice containing voting instructions from that organization rather than from Personalis. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may access and vote at the meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/ PSNL2023. See question above “Who can vote at the Annual Meeting?” for further instructions on voting your shares as a Beneficial Owner.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 20, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both of the nominees for director, “For” Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm, and “For” Proposal 3 – Approval, on a Non-Binding, Advisory Basis, the Compensation of the Company’s Named Executive Officers. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using their best judgment.

If I am a Beneficial Owner and I do not provide my broker or bank with voting instructions, what happens?

If you are a Beneficial Owner of shares and your voting instruction form or Notice does not indicate that you may vote those shares and you do not obtain a valid “legal proxy or instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE Rules and, accordingly, the NYSE Rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on Nasdaq. In this regard, the election of directors (Proposal 1) and approval, on a non-binding, advisory basis of the compensation of our named executive officers (Proposal 3) are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, the ratification of the selection of our independent registered public accounting firm (Proposal 2) is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. We encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker, or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a Beneficial Owner of shares, in order to ensure your shares are voted in the way you would prefer, unless your voting instruction form or Notice indicates that you may vote those shares, you must obtain a valid “legal proxy” or provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to Beneficial Owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 6600 Dumbarton Circle, Fremont, California 94555.

•	You may attend the live webcast of the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes; and with respect to Proposal 3, votes “For” and “Against,” abstentions and broker non-votes.

Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes will be counted for purposes of determining the presence of a quorum and will have no effect on any proposal.

What are “broker non-votes”?

As discussed above, when a Beneficial Owner of shares does not receive a voting instruction form or Notice that indicates that you may vote those shares, obtain a valid “legal proxy” or give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 and Proposal 3 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with these proposals.

As a reminder, if you are a Beneficial Owner of shares, in order to ensure your shares are voted in the way you would prefer, unless your voting instruction form or Notice indicates that you may vote these shares, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent, or obtain a valid “legal proxy” to vote at the meeting.

How does the Board recommend that I vote and how many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Board Recommendation	Vote Required for Approval	Effect of Withhold and Abstentions	Effect of Non-Broker Votes
1	Election of Class I Directors.	FOR all nominees	Nominees receiving the most “For” votes.	Under plurality voting, there are no abstentions. Withheld votes will have no effect.	None.

2	Ratification of the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.	FOR	“For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter.	Against.	None.*

3	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.	FOR	“For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter.	Against.	None.

*	This proposal is considered to be “routine” and therefore no broker non-votes are expected for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the record date, there were 46,774,490 shares outstanding and entitled to vote. Thus, the holders of 23,387,246 shares must be present online or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy card (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the meeting or the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders, your proposal must be submitted in writing by Thursday, December 7, 2023, to our Corporate Secretary at 6600 Dumbarton Circle, Fremont, California 94555, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“the Exchange Act”). However, if the 2024 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after May 17, 2024, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws, or our bylaws, if you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting of Stockholders that is intended to be included in next year’s proxy materials, you must do so not later than February 17, 2024 and no earlier than the close of business on Thursday, January 18, 2024 provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after May 17, 2024, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made.

You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, the proxy solicited by our Board of Directors for the 2024 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Personalis has not been provided with timely notice and (ii) any proposal presented by a stockholder in accordance with our bylaws, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2)(i)-(iii) promulgated under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a classified board of directors (“Board of Directors”) consisting of three classes of directors. Currently, Class I and Class II each consist of three directors, and Class III consists of two directors. Effective as of the Annual Meeting, Class I will consist of two directors. Each class serves for a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently is composed of eight directors. There are three directors whose term of office expires in 2023, two of which have been nominated for re-election as directors at the Annual Meeting. Mr. Ludlum is not standing for re-election and will cease to serve as a member of the Board of Directors upon expiration of his current term as director on the date of the Annual Meeting. The Board of Directors and the Company thank Mr. Ludlum for his guidance and many years of dedicated service. The authorized number of directors will be reduced to seven directors effective as of the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the two individuals listed in the table below for election as directors at the Annual Meeting. Ms. Bloom and Dr. Myers were previously appointed to our Board of Directors in 2022 and 2021, respectively. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2026 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board of Directors and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of our then-serving directors attended the Annual Meeting of our stockholders held in 2022.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board of Directors. There are no family relationships among any of our executive officers or directors.

Nominees	Age (1)	Term Expires	Position(s) Held	Director Since
Olivia K. Bloom	54	2023	Director	2022
Woodrow A. Myers, Jr., M.D.	69	2023	Director	2021

(1)	As of March 20, 2023.

Olivia K. Bloom. Ms. Bloom has served on our Board of Directors since March 2022. Ms. Bloom has served as Executive Vice President, Finance since February 2014, Chief Financial Officer since December 2012 and Treasurer since February 2011 at Geron Corporation, a publicly traded clinical stage biopharmaceutical company. Ms. Bloom also previously held various other positions at Geron, including Senior Vice President, Finance from December 2012 to February 2014, Chief Accounting Officer from September 2010 to December 2012 and Vice President, Finance from January 2007 to December 2012. Ms. Bloom joined Geron in 1994 as a Senior Financial Analyst and from 1996 to 2011 served as Controller. Ms. Bloom started her career in public accounting at KPMG International Limited and became a Certified Public Accountant in 1994. Ms. Bloom holds a B.S. in Business Administration from the University of California, Berkeley. Ms. Bloom was selected to serve on our Board of Directors because of her expertise in finance and accounting and experience working for and with publicly traded life science companies.

Woodrow A. Myers, Jr., M.D. Dr. Myers has served on our Board of Directors since March 2021. From May 2007 to December 2018, Dr. Myers served on the board of directors of Express Scripts Inc., a publicly traded health care company. From January 2018 to February 2019, Dr. Myers served as Chief Medical Officer and Chief Healthcare Strategist for Blue Cross Blue Shield of Arizona, as Chief Medical Officer for Wellpoint Health Networks and as Corporate Medical Director for The Associated Group (subsequently Anthem, Inc.). Since December 2015, Dr. Myers has served as Managing Director of Myers Ventures LLC, a healthcare consulting company. Dr. Myers holds a B.S. in Biology from Stanford University, an M.B.A. from Stanford Graduate School of Business, and an M.D. from Harvard Medical School. Dr. Myers was selected to serve on our Board of Directors because of his extensive experience in the healthcare industry, including in government and health policy roles.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. The Board of Directors has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

The Board of Directors Recommends

a Vote “For” Each of the Nominees Named Above.

Information About Our Continuing Directors

Set forth below are the names, ages, and length of service of the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Continuing Directors	Age (1)	Term Expires	Position(s) Held	Director Since
A. Blaine Bowman	76	2025	Director	2019
Alan Colowick, M.D.	60	2024	Director	2019
Karin Eastham	73	2025	Director	2019
Christopher Hall	54	2024	President, Chief Executive Officer, and Director	2023
Lonnie Shoff	64	2024	Director	2022

(1)	As of March 20, 2023.

The principal occupation, business experience, and education of each continuing director are set forth below.

A. Blaine Bowman. Mr. Bowman has served on our Board of Directors since May 2019. Beginning in 2006, Mr. Bowman served on the board of directors of Solexa, Inc., a DNA sequencing company, until its sale to Illumina, Inc., a publicly traded biotechnology company and leader in DNA sequencing in January 2007, after which Mr. Bowman continued to serve on the board of directors of Illumina, Inc. until May 2018. From March 1977 to August 2005, Mr. Bowman served in various roles at Dionex Corporation, a publicly traded manufacturer of analytical instruments, including Chairman of the board of directors, President, and Chief Executive Officer, and he served on the board of directors until its sale to Thermo Fisher Scientific Inc. in May 2011. From July 2012 to December 2015, Mr. Bowman served on the board of directors of Altera Corporation, a publicly traded programmable logic devices company. Mr. Bowman holds a B.S. in Physics from Brigham

Young University and an M.B.A. from the Stanford Graduate School of Business. Mr. Bowman was selected to serve on our Board of Directors because of his experience in executive roles and his experience serving on the boards of directors of various instrumentation and biotechnology companies.

Alan Colowick, M.D. Dr. Colowick has served on our Board of Directors since May 2019. Dr. Colowick has served on the board of directors of Harpoon Therapeutics, Inc., a publicly traded clinical stage immunotherapy company, since March 2021. Dr. Colowick has also served on the board of directors of AC Immune SA, a publicly traded clinical stage biopharmaceutical company, since March 2021. From May 2017 to January 2021, Dr. Colowick served as a Partner at Sofinnova Investment, Inc., a clinical stage life sciences venture capital firm. From February 2010 to April 2017, Dr. Colowick held various positions, including Executive Vice President, at Celgene Corporation, a pharmaceutical company. From February 2008 to January 2010, Dr. Colowick served as the Chief Executive Officer of Gloucester Pharmaceuticals Inc., an early stage cancer pharmaceutical company, until its acquisition by Celgene Corporation in January 2010. From October 2006 to February 2008, Dr. Colowick served as President, Oncology at Geron Corporation, a publicly traded clinical stage biopharmaceutical company. Earlier in his career, Dr. Colowick served in various capacities at Amgen Inc., a biopharmaceutical company. Dr. Colowick previously served on the boards of directors of Principia Biopharma, Inc., a publicly traded biopharmaceutical company, from February 2017 to September 2020, Achaogen, Inc., a publicly traded biopharmaceutical company, from August 2015 to August 2017, and Dimension Therapeutics, Inc., a publicly traded biopharmaceutical company, from August 2015 to November 2017. Dr. Colowick holds a B.S. in Molecular Biology from the University of Colorado, an M.D. from Stanford University School of Medicine, and an M.P.H. from the Harvard School of Public Health. Dr. Colowick was selected to serve on our Board of Directors because of his educational background in science and medicine and experience in developing oncology therapeutics, as well as financial understanding of the biotechnology industry gained from his investing experience.

Karin Eastham. Ms. Eastham has served on our Board of Directors since September 2019. Ms. Eastham has served on the boards of directors of Nektar Therapeutics, Inc., a publicly traded biopharmaceutical company, since September 2018, Veracyte, Inc., a publicly traded genomic diagnostics company, since December 2012, and Geron Corporation, a publicly traded clinical stage biopharmaceutical company, since March 2009. Ms. Eastham served as a member of the board of directors of Illumina, Inc., a publicly traded biotechnology company and leader in DNA sequencing, from August 2004 to May 2019. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research, a non-profit corporation engaged in biomedical research. Ms. Eastham holds a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant (inactive). Ms. Eastham was selected to serve on our Board of Directors because of her expertise in financial and operations management and experience serving on the boards of publicly-traded life science companies.

Christopher Hall. Mr. Hall has served on our Board of Directors since March 2023. Mr. Hall has served as our Chief Executive Officer since March 2023 and our President since December 2022. Before that, Mr. Hall served as our SVP and Head, Diagnostics Business since October 2022. From October 2020 to July 2022, Mr. Hall served as Chief Executive Officer of Naring Health, Inc., a multi-omics platform and nutrition company. From March 2010 to July 2019, Mr. Hall served as President, Chief Operating Officer, and Chief Commercial Officer at Veracyte, Inc., a publicly traded genomic diagnostics company. Mr. Hall also previously served as Chief Business Officer for Berkeley HeartLab, Celera Corporation’s cardiovascular diagnostic lab. Mr. Hall holds a B.A. in Political Science and Economics from DePauw University and an M.B.A. from Harvard Business School. Mr. Hall was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his operating and management experience in the healthcare industry, particularly related to building out a clinical diagnostic business.

Lonnie Shoff. Ms. Shoff has served on our Board of Directors since August 2022. Ms. Shoff served as President of Antech and Sound Diagnostics, a business unit of Mars Petcare from April 2020 to December 2022. From September 2016 to April 2020, Ms. Shoff served as President of the Clinical Diagnostics Division at Thermo

Fisher Scientific Inc. From September 2009 to May 2016, Ms. Shoff held various positions at Henry Schein, a publicly traded health care product distributor, including Chief Executive Officer of the Global Animal Health and Strategic Partnership Group and President of the Global Healthcare Specialty Group. Ms. Shoff also held positions of increasing responsibility including the Senior Vice President & General Manager of Molecular Diagnostic and Applied Science at Roche, a Swiss multinational healthcare company, from August 1988 to September 2009. Ms. Shoff holds a B.S. in Biology from Purdue University. Ms. Schoff was selected to serve on our Board of Directors because of her experience in operating and managing healthcare companies and her experience in executive roles in the life sciences industry.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies, and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors section of our website, www.personalis.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, each as may be amended and/or restated to date. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors and the appointment of an independent Chair of the Board of Directors, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Board Experience and Diversity

We believe in order to provide effective decision making and oversight of the Company, our Board of Directors’ experience and diversity is integral. As set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and our Board of Directors consider diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), age, skills and such other factors as they deem appropriate given the current needs of our Board of Directors and the Company in identifying director nominees, the Nominating and Corporate Governance Committee and our Board of Directors believe that considering these factors is consistent with the goal of creating a board that best serves the needs of the Company and the interests of our stockholders. For example, three of our eight directors identify as female, and three of our eight directors identify as members of an “underrepresented community” as defined under California law and Nasdaq board diversity requirements. The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of March 20, 2023)
Total Number of Directors			8

	Female*	Male		Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5		—	—
Part II: Demographic Background
African American or Black			1
Alaskan Native or Native American			—
Asian			1
Hispanic or Latinx			—
Native Hawaiian or Pacific Islander			—
White			5
Two or More Races or Ethnicities			—
LGBTQ+			1
Did Not Disclose Demographic Background			1

*	As of August 2, 2022, with the appointment of Ms. Shoff, our Board of Directors satisfied California board diversity requirements with three directors identifying as female.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, including consultation with our outside counsel to ensure our Board of Directors determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that none of our directors, other than Mr. Hall, has relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is otherwise “independent” as that term is defined under applicable Nasdaq listing standards. Mr. Hall is not considered independent because he currently serves as our President and Chief Executive Officer. In addition, our Board of Directors has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Directors Leadership Structure

The positions of Chair of the Board of Directors and Chief Executive Officer are currently separated. Ms. Eastham serves as our Chair of our Board of Directors and Mr. Hall serves as our President and Chief Executive Officer. We believe separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chair to lead our Board of Directors in its fundamental role of providing advice to and oversight of other members of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer must devote to his position in the current business environment, particularly as our Board of Directors’ oversight responsibilities continue to grow.

Although our bylaws and Corporate Governance Guidelines do not require that we separate the Chair and Chief Executive Officer positions, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. Our Board of Directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chair with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board of Directors may periodically review its leadership structure. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

Our Corporate Governance Guidelines provide that in the event that the Chair is not an independent director, our Board of Directors may designate one of the independent directors to serve as the Lead Independent Director. Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•	presiding at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of the independent directors;

•	acting as liaison between the independent directors and the Chief Executive Officer and Chair;

•	presiding over meetings of the independent directors;

•	consulting with the Chair in planning and setting schedules and agendas for meetings of the Board of Directors to be held during the year; and

•	performing such other functions as the Board of Directors may delegate.

As discussed above, except for our Chief Executive Officer, our Board of Directors is comprised of independent directors. The active involvement of these independent directors provides balance on the Board of Directors and promotes strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating, and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage, and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal, and regulatory risks, as well as risks related to the ongoing COVID-19 pandemic. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures as well as risks relating to data privacy, technology, and information security, including cybersecurity and back-up of information systems, and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. These committees provide regular reports to the full Board of Directors.

With respect to cybersecurity, the Audit Committee monitors our cybersecurity risk profile, receives periodic updates from management on matters related to cybersecurity, and reports out to the full Board of Directors, and assists the Board of Directors in providing oversight and assessment relating to the identification and evaluation of operational, regulatory, compliance, and external cybersecurity risks inherent to our business, and other risks related to data privacy and information technology. The Audit Committee reviews our cybersecurity management processes and infrastructure and discusses and evaluates any risks identified by such processes or otherwise, including cybersecurity risks and other risks related to information technology, and any mitigation activities put in place in response to such risks.

We have based our cybersecurity assessment approach on the National Institute of Standards and Technology Cybersecurity Framework and are implementing methodologies that are consistent with that framework, such as asset management, leading protection and detection technologies, continual monitoring, employee training and business continuity plans. We arrange for independent security assessments to keep us up to date on new security gaps and measures we can implement. Additionally, we conduct random phishing and penetration tests to assess our defenses as well as our employees’ awareness of cybersecurity risks.

Expectations of Board Members

Director Orientation and Continuing Education

Directors are expected to stay abreast of our strategic plans, key policies and practices, and industry trends. Our General Counsel and Chief Financial Officer are responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in exercising their duties. The Board of Directors has approved a policy that provides for reimbursement of continuing education expenses for each director. In addition, the Company provides opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations.

Service on Other Boards

The Board of Directors recognizes that a director’s ability to fulfill his or her responsibilities as a member of the Board of Directors can be impaired if he or she serves on a large number of other boards or board committees. To that end, our Corporate Governance Guidelines provide that, unless approved by the Board of Directors, non-employee directors should generally serve on no more than four other public company boards and non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board. In selecting nominees for election (or for re-election, in the case of incumbent directors whose terms of office are set to expire), the Board of Directors takes into account the other demands on the time of a candidate.

Director Evaluation and Board, Committee, and Individual Director Self-Assessments

In order to help ensure that the current and future business needs of the Company are being served, the Nominating and Corporate Governance Committee facilitates annual Board and committee self-assessments, including director assessments of the performance of the Board of Directors as a whole, and director assessments of the performance of each committee on which he or she serves, and facilitates discussion among directors regarding the assessment results and any potential changes to the Company’s governance process indicated by the assessments.

Meetings of the Board of Directors

The Board of Directors met 11 times during 2022. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of 2022 for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2022 for each of these committees of the Board of Directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Olivia K. Bloom(1)	✓*
A. Blaine Bowman(2)	✓	✓*
Alan Colowick, M.D.			✓
Karin Eastham	✓		✓*
Christopher Hall(3)
Kenneth Ludlum(4)	✓	✓
Woodrow A. Myers, Jr., M.D.(5)		✓	✓
Lonnie Shoff(6)		✓
John West(7)
Jonathan MacQuitty, Ph.D.(8)
Number of Meetings	4	8	4

*	Committee Chair

(1)

Ms. Bloom joined our Board of Directors in March 2022; in connection with her appointment, Ms. Bloom also became a member of the Audit Committee. Ms. Bloom was appointed Chair of the Audit Committee, effective as of the Annual Meeting of Stockholders in 2022.

(2)	Mr. Bowman was appointed as a member of the Compensation Committee and to serve as Chair of the Compensation Committee, effective as of the Annual Meeting of Stockholders in 2022.
(3)	Mr. Hall joined our Board of Directors in March 2023.
(4)	Mr. Ludlum’s current term as a director will expire on the date of the Annual Meeting and he is not standing for re-election.
(5)	Dr. Myers became a member of the Compensation Committee in February 2022.
(6)	Ms. Shoff joined our Board of Directors in August 2022; in connection with her appointment, Ms. Shoff also became a member of the Compensation Committee.
(7)	Mr. West retired from our Board of Directors, effective December 31, 2022.
(8)	Dr. MacQuitty did not stand for re-election at the Annual Meeting of Stockholders in 2022.

Below is a description of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The written charters of the committees are available to stockholders on the Investors section of our website at www.personalis.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Mses. Bloom and Eastham and Messrs. Bowman and Ludlum, each of whom our Board of Directors has determined satisfies the independence requirements under the Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. Mr. Ludlum will no longer serve as a member of our Audit Committee when his current term as a director expires at the Annual Meeting. The Chair of our Audit Committee is Ms. Bloom. Ms. Eastham served as the Chair of our Audit Committee until the Annual Meeting of Stockholders in 2022. Our Board of Directors has determined that each of Mses. Bloom and Eastham and Messrs. Bowman and Ludlum is an “audit committee financial expert” within the meaning of the SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with the applicable Nasdaq listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. The functions of this committee include:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal control over financial reporting procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and

•

assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business, including cybersecurity risks and other risks related to data privacy and information technology.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted, The Audit Committee of the Board of Directors Olivia Bloom (Chair) A. Blaine Bowman Karin Eastham Kenneth Ludlum

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Bowman and Ludlum, Dr. Myers and Ms. Shoff. The Chair of our Compensation Committee is Mr. Bowman. Mr. Ludlum will no longer serve as member of our Compensation Committee when his current term as a director expires at the Annual Meeting. Dr. MacQuitty served as the Chair of our Compensation Committee until the Annual Meeting of Stockholders in 2022, when he did not stand for re-election. Our Board of Directors has determined that each of Messrs. Bowman and Ludlum, Dr. Myers and Ms. Shoff are independent under the applicable Nasdaq listing standards. The functions of this committee include:

•	reviewing and approving, or reviewing and recommending to our Board of Directors for approval, the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our management and Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon as a compensation consultant. The Compensation Committee requested that Aon review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.

As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group, to evaluate our equity compensation policies and practices, examine executive severance, provide information on governance and market trends in addition to performing an independent review of compensation for our non-employee directors. As needed, Aon provided various policy reviews and recommendations as input into the Compensation Committee’s discussions and decisions. Aon met with the Compensation Committee in executive session, as requested, in support of the Compensation Committee’s responsibilities. The Compensation Committee following its discussions and deliberations, makes recommendations as needed to the Board of Directors to approve certain matters.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Eastham and Drs. Colowick and Myers. The Chair of our Nominating and Corporate Governance Committee is Ms. Eastham. Our Board of Directors has determined that each of Ms. Eastham and Drs. Colowick and Myers are independent under the applicable Nasdaq listing standards. The functions of this committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairs of the committees of our Board of Directors;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; having experience as a board member or executive officer of another publicly held company; having a diverse personal background, perspective, and experience; and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Personalis, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board of Directors and Personalis, to maintain a balance of knowledge, experience, and capability. The Nominating and Corporate Governance Committee believes that it is important that directors represent diverse viewpoints. To this end, the Nominating and Corporate Governance Committee assesses diversity of age, race, and national original, as well as other self-identified diversity characteristics, such as sexual orientation and gender identity, in connection with the annual nomination process and in new director searches.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Personalis during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee uses its resources to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 6600 Dumbarton Circle, Fremont, California 94555. Submissions must include, among other items required by our bylaws, the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of such nominee; the class and number of shares of each class of capital stock of Personalis that are owned of record and beneficially by the proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; a statement whether the proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected).

Stockholder Communications With the Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board of Directors has been excellent. Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The full text of our Code of Business Conduct and Ethics is posted on the Investors section of our website at www.personalis.com. Annually, the Audit Committee of our Board of Directors reviews and assesses the adequacy of our Code of Business Conduct and Ethics and recommends any proposed changes to our Board of Directors for approval. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.

Corporate Governance Guidelines

As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition and structure, board membership criteria, director independence, board and board committee assessments, committees of the Board of Directors, board access to management and outside advisors, and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Investors section of our website at www.personalis.com.

Sustainability and Corporate Responsibility

Environment

We are committed to conducting business in a way that considers our environment and the Earth’s changing climate, and that is also consistent with providing a high state of wellness and success for our employees and other stakeholders. To date, we have incorporated environmentally sustainable practices into certain of our facilities and operations, and we plan to invest in more of these practices as we continue to grow. Our approach is to foster growth and longevity and to create long-term value by considering every dimension of how we operate – ethical, economic, and environmental. Through this plan, we strive to contribute to bettering our world by making a positive impact on people and the planet.

Our People

We recognize that our employees are both our most valuable asset and our most important investment. The success of our organization is reliant upon each individual’s significant contribution to our corporate culture and goals in line with our core company values of:

•	Integrity

•	Respect

•	Teamwork and collaboration

•	Commitment to scientific excellence

•	Dedication to discovery and innovation

•	Passion

We recognize the importance of our efforts in facilitating the development of safer, more effective targeted cancer therapies and immunotherapies. We regularly seek to reinforce to our employees the connection between our mission to transform the active management of cancer through breakthrough personalized testing and its potential benefits to society.

At a foundational level, employees receive training related to workplace safety and emergency preparedness, awareness and expectations of inclusion and diversity, required data protection, and other regulatory matters. We offer competitive total rewards programs, ongoing training and development, and a commitment to the safety and health of our employees. We also practice a commitment to diversity by including broader outreach and sourcing for candidates for new roles as well as education and a visible commitment to diversity and inclusion internally. For example, we established a Diversity Committee in 2020 with its mission to promote a sense of belonging for all our employees.

An engaged workforce with skills specific to our needs is critical for our successful growth in a competitive market and sector. We regularly benchmark our compensation and benefits by geography, industry (life sciences), and by role to ensure we maintain our status as an employer of choice in these areas. Our turnover rates over the last three years have been consistent with such benchmarks. Reports of our position relative to the benchmarks are reported to management and the Compensation Committee of our Board of Directors on a periodic basis.

Prohibitions on Hedging, Pledging and Short-Term Speculative Transactions

Our Insider Trading Policy prohibits our employees, directors, or designated consultants (or any other person subject to the policy) who is aware of material nonpublic information relating to Personalis from:

•

engaging in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to Personalis’ common stock;

•	engaging in transactions that use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds; or

•	holding Personalis’ common stock in a margin account or otherwise pledging Personalis’ common stock as collateral for a loan.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2018. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal 2. Abstentions will have the same effect as “Against” votes.

The Board of Directors Recommends

a Vote “For” Proposal 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Personalis for the years ended December 31, 2022 and 2021, by Deloitte & Touche LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$1,443	$1,546
Audit-Related Fees	—	—
Tax Fees(2)	—	18
All Other Fees	—	—

Total Fees	$1,443	$1,564

(1)

Audit Fees includes fees for Deloitte & Touche LLP’s audit of our annual financial statements, audit of our internal control over financial reporting for the fiscal year ended December 31, 2021, quarterly review of financial statements, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings for those fiscal years. This category also includes fees for comfort letters and consents issued in connection with SEC filings.

(2)	Tax Fees includes fees for tax advice, tax planning, and transfer pricing incurred in 2021 in connection with our China operations.

All fees incurred were pre-approved by our Audit Committee.

Pre-Approval Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

PROPOSAL 3

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. We have designed our executive compensation program to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. The compensation of our named executive officers subject to the vote is disclosed in the Executive Compensation discussion below, the compensation tables, and the related narrative disclosure contained in this proxy statement.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation discussion below, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory; it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote at the annual meeting.

Vote Required

Approval of this proposal requires the vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect.

The Board of Directors Recommends

a Vote “For” Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 20, 2023 (except as noted) by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers);

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 46,774,490 shares outstanding on March 20, 2023, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with Lightspeed Venture Partners(1)	8,165,484	17.5%
ARK Investment Management LLC(2)	5,500,400	11.8%
BlackRock, Inc.(3)	3,558,913	7.6%
JPMorgan Chase & Co.(4)	3,502,353	7.5%
Executive Officers and Directors
Christopher Hall(5)	22,222	*
Aaron Tachibana(6)	410,630	*
Richard Chen, M.D., M.S.(7)	400,781	*
Olivia K. Bloom(8)	34,451	*
A. Blaine Bowman(9)	76,770	*
Alan Colowick, M.D.(10)	76,770	*
Karin Eastham(11)	70,770	*
Kenneth Ludlum(12)	161,770	*
Woodrow A. Myers, Jr., M.D.(13)	36,990	*
Lonnie Shoff(14)	—	*
John West(15)	2,480,386	5.1%
All current executive officers and directors as a group (11 persons)(16)	1,431,385	3.0%

*	Represents beneficial ownership of less than 1%.
(1)

Based solely on information obtained from a Schedule 13D/A filed with the SEC on March 7, 2022 on behalf of (i) Lightspeed Venture Partners VIII, L.P., a Cayman Islands exempted limited partnership (“Lightspeed VIII”), (ii) Lightspeed General Partner VIII, L.P., a Cayman Islands exempted limited partnership (“LGP VIII”), (iii) Lightspeed Ultimate General Partner VIII, Ltd., a Cayman Islands exempted company (“LUGP VIII”), (iv) Lightspeed Venture Partners Select, L.P., a Cayman Islands exempted limited partnership (“Lightspeed Select”), (v) Lightspeed General Partner Select, L.P., a Cayman Islands exempted limited partnership (“LGP Select”), (vi) Lightspeed Ultimate General Partner Select, Ltd., a Cayman Islands exempted company (“LUGP Select”), (vii) Lightspeed Venture Partners Select IV, L.P., a Cayman Islands exempted limited partnership (“Lightspeed Select IV”), (viii) Lightspeed General Partner Select IV, L.P., a Cayman Islands exempted limited partnership (“LGP Select IV”), (ix) Lightspeed Ultimate General Partner Select IV, L.L.C., a Cayman Islands limited liability company (“LUGP Select IV”), (x) Barry Eggers (“Eggers”), (xi) Ravi Mhatre (“Mhatre”), (xii) Peter Y. Nieh (“Nieh”) and (xiii) Arif Janmohamed (“Janmohamed” and, together with Lightspeed VIII, LGP VIII, LUGP VIII, Lightspeed Select, LGP Select, LUGP Select, Lightspeed Select IV, LGP Select IV, LUGP Select IV, Eggers, Mhatre, and Nieh, the “Reporting Persons” and each, a “Reporting Person”). Consists of (i) 4,117,768 shares held by Lightspeed VIII, (ii) 1,958,726 shares held by Lightspeed Select, (iii) 2,084,240 shares held by Lightspeed Select IV, and (iv) 4,750 shares owned directly by Nieh. LUGP VIII serves as the general partner of LGP VIII, which serves as the general partner of Lightspeed VIII. Eggers, Mhatre and Nieh are directors of LUGP VIII and share voting and dispositive power over the shares held by Lightspeed VIII. LUGP Select serves as the general partner of LGP Select, which serves as the general partner of Lightspeed Select. Eggers, Mhatre and Nieh are directors of LUGP Select and share voting and dispositive power over the shares held by Lightspeed Select. LUGP Select IV is the general partner of LGP Select IV, which is the general partner of Lightspeed Select IV. Mhatre and Janmohamed serve as managers of LUGP Select IV and share voting and dispositive power over the shares held by Lightspeed Select IV. The Schedule 13D/A provides information only as of December 31, 2022 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2022 and March 20, 2023. The principal business address for these persons and entities is 2200 Sand Hill Road, Menlo Park, CA 94025.
(2)

Based solely on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2023 by ARK Investment Management LLC (“ARK”). ARK is the beneficial owner of 5,500,400 shares and has sole voting power and sole dispositive power over 5,500,400 shares. The Schedule 13G/A filed by ARK provides information as of December 31, 2022 and, consequently, the beneficial ownership of ARK may have changed between December 31, 2022 and March 20, 2023. The address of ARK is 200 Central Avenue St. Petersburg, FL 33701.

(3)

Based solely on information obtained from a Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 3,558,913 shares and has sole voting power over 3,231,824 shares and sole dispositive power over 3,558,913 shares. The Schedule 13G/A filed by Blackrock provides information as of December 31, 2022 and, consequently, the beneficial ownership of Blackrock may have changed between December 31, 2022 and March 20, 2023. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

Based solely on information obtained from a Schedule 13G/A filed with the SEC on January 15, 2023 by JPMorgan Chase & Co. (“JPM”). JPM is the beneficial owner of 3,502,353 shares and has sole voting power over 3,184,149 shares and sole dispositive power over 3,502,353 shares. The Schedule 13G/A filed by JPM provides information as of December 31, 2022 and, consequently, the beneficial ownership of JPM may have changed between December 31, 2022 and March 20, 2023. The address of JPM is 383 Madison Avenue, New York, NY 10179.

(5)	Consists of 22,222 shares subject to options exercisable within 60 days of March 20, 2023. Mr. Hall joined the Company in October 2022.
(6)

Consists of (i) 130,199 shares held by Mr. Tachibana, (ii) 277,931 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 2,500 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(7)

Consists of (i) 59,233 shares held by Dr. Chen, (ii) 339,048 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 2,500 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(8)

Consists of (i) 3,415 shares held by Ms. Bloom, (ii) 20,266 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 10,770 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(9)

Consists of (i) 2,736 shares held by Mr. Bowman, (ii) 63,264 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 10,770 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(10)

Consists of (i) 2,736 shares held by Dr. Colowick, (ii) 63,264 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 10,770 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(11)

Consists of (i) 2,736 shares held by Ms. Eastham, (ii) 57,264 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 10,770 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(12)

Consists of (i) 32,736 shares held by Mr. Ludlum and 70,000 shares held in trust, (ii) 48,264 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 10,770 Shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023. Mr. Ludlum’s current term as a director will expire on the date of the Annual Meeting and he is not standing for re-election.

(13)

Consists of (i) 4,476 shares held by Dr. Myers, (ii) 21,744 shares subject to options exercisable within 60 days of March 20, 2023, and (iii) 10,770 shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

(14)	Ms. Shoff joined our Board of Directors in August 2022.
(15)

Consists of (i) 622,444 shares held by Mr. West as of December 31, 2022 and (ii) 1,857,942 shares subject to options exercisable within 60 days of March 20, 2023 and that will expire on December 31, 2023. Mr. West retired, effective December 31, 2022.

(16)

Consists of (i) 332,110 shares held of record by our current executive officers and directors, (ii) 1,012,555 shares pursuant to options exercisable within 60 days of March 20, 2023, and (iii) 86,720 shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2023.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 20, 2023:

Name	Age	Position
Christopher Hall(1)	54	President, Chief Executive Officer, and Director
Aaron Tachibana	62	Senior Vice President, Chief Financial Officer, and Chief Operating Officer
Richard Chen, M.D., M.S.	52	Executive Vice President, Research and Development, and Chief Medical Officer
Stephen Moore	51	Vice President, General Counsel, and Corporate Secretary

(1)	Please see “Information About Our Continuing Directors” for Mr. Hall’s biography.

Aaron Tachibana. Mr. Tachibana has served as our Chief Operating Officer since March 2023, as a Senior Vice President since July 2021, and as our Chief Financial Officer since March 2019. He served as our interim Chief Executive Officer from December 2022 until March 2023. From August 2015 to September 2018, Mr. Tachibana served as Chief Financial Officer at Lumentum Holdings Inc., a designer and manufacturer of optical and photonic products. From November 2013 to July 2015, Mr. Tachibana served as Vice President, Finance and Corporate Controller at JDS Uniphase Corp., subsequently renamed Viavi Solutions Inc., a network test, measurement, and assurance technology company. From March 2010 to October 2013, Mr. Tachibana served as Chief Financial Officer at Pericom Semiconductor Corp., a supplier of high-performance connectivity and timing solutions. Mr. Tachibana holds a B.S. in Business Administration and Finance from San Jose State University.

Richard Chen, M.D., M.S. Dr. Chen has served as our Executive Vice President, R&D, since March 2023 and as Chief Medical Officer since July 2021. Before that, he served as our Senior Vice President, R&D, from July 2021 to March 2023 and Chief Scientific Officer from November 2011 to July 2021. Since September 2011, Dr. Chen has served on the clinical faculty at Stanford University School of Medicine. In August 1997, Dr. Chen co-founded Ingenuity Systems, a genomic data software company. Dr. Chen holds a B.S. in Computer Science from Stanford University, an M.S. in Medical Informatics from Stanford University School of Medicine, and an M.D. from Stanford University School of Medicine.

Stephen Moore. Mr. Moore has served as our Vice President and General Counsel since April 2020 and as Corporate Secretary since May 2020. From October 2014 to April 2020, Mr. Moore served as General Counsel and Corporate Secretary at Pacific Biosciences of California, Inc., a publicly traded advanced genomics company. From January 2010 to October 2014, Mr. Moore served in other roles at Pacific Biosciences of California, Inc., including Associate General Counsel and Senior Director of Commercial Legal Affairs, and Vice President, Legal Affairs. From June 2007 to December 2009, Mr. Moore served as General Counsel and Corporate Secretary at Navigenics, Inc., a consumer genomics company. From January 1999 to June 2007, Mr. Moore held various positions at Affymetrix, Inc., a microarray company, including Associate General Counsel. Mr. Moore holds a B.A. in Political Science from San Jose State University and a J.D. from University of California, Davis.

EXECUTIVE COMPENSATION

The following table shows for the years ended December 31, 2022 and 2021, the compensation awarded to or paid to, or earned by, our principal executive officers, including our former Chief Executive Officer, former interim Chief Executive Officer, and each of our two other most highly compensated executive officers. We refer to these officers as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Christopher Hall(4)	2022	82,699	600,750	511,500	15,537	2,021	(5)	1,212,507
President, Chief Executive Officer, and Director	2021	—	—	—	—	—		—
Aaron Tachibana(6)	2022	468,750	—	106,408	97,852	3,000	(5)	676,010
Chief Financial Officer, Chief Operating Officer, and former interim Chief Executive Officer	2021	443,750	1,656,400	646,625	214,775	1,500	(5)	2,963,050
Richard Chen, M.D., M.S. (7)	2022	489,250	—	106,408	91,918	3,000	(5)	690,576
Executive Vice President, Research and Development and Chief Medical Officer	2021	468,750	1,656,400	707,875	222,188	1,500	(5)	3,056,713
John West(8)	2022	618,000	1,606,663	2,568,675	—	822,170	(9)	5,615,508
Former President, Chief Executive Officer, and Director	2021	587,500	1,061,025	2,677,575	601,600	1,500	(5)	4,929,200

(1)

Amounts represent (1) the grant date fair value of the stock awards granted to the named executive officers during 2021 and 2022 and (ii) for 2022 in the case of Mr. West, the incremental fair value of $383,063 from the modification of all of Mr. West’s outstanding stock awards to accelerate the vesting thereof to that which would have vested in the twenty-four months following the date of Mr. West’s separation had he remained in continuous service to the Company, in each case, as computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)

Amounts represent (i) the aggregate grant date fair value of stock options granted to our named executive officers during 2021 and 2022 and (ii) for 2022 in the case of Mr. West, the incremental fair value of (A) $770,827 from the modification of all of Mr. West’s outstanding vested stock options to extend their exercisability to earlier of (x) December 31, 2023 and (y) the expiration date set forth in the stock option grant notice for such stock option, and (B) $177,848 from the modification of all of Mr. West’s outstanding option awards to accelerate the vesting thereof to that which would have vested in the twenty-four months following the date of Mr. West’s separation had he remained in continuous service to the Company, in each case, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)

Amounts represent annual performance-based cash bonuses earned by our named executive officers based on the achievement of certain corporate performance objectives and individual performance during 2021 and 2022. For more information regarding these bonuses, see below under “Narrative to Summary Compensation Table—Annual Bonus Plan.”

(4)

Mr. Hall commenced employment with us on October 31, 2022 and was appointed as our President, effective December 31, 2022. On March 2, 2023, he was appointed as our Chief Executive Officer, in addition to his role as our President.

(5)	Amounts represent matching contributions under our 401(k) plan during 2021 and 2022.
(6)

Mr. Tachibana was appointed as our interim Chief Executive Officer, effective December 31, 2022. On March 2, 2023, he was removed as our interim Chief Executive Officer and appointed as our Chief Operating Officer, in addition to his role as our Chief Financial Officer.

(7)	Dr. Chen was appointed as our Executive Vice President, Research and Development, in addition to his role as our Chief Medical Officer on March 2, 2023.
(8)	Mr. West retired, effective December 31, 2022.
(9)

The amounts shown for Mr. West include (a) $3,000 for matching contributions under our 401(k) plan during 2022 and (b) pursuant to the Separation Agreement (as defined below), (i) $177,984 for his annual performance-based cash bonus, as approved by the Board of Directors, (ii) a cash payment of $624,000 (the equivalent of 12 months of his base salary in effect as of the date of his separation), and (iii) $17,186 for estimated reimbursement of COBRA premiums for Mr. West and his eligible dependents. Assumptions used in the calculation of the value of amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative to Summary Compensation Table

2022 Leadership Transitions

On December 9, 2022, Mr. West, our Chief Executive Officer and member of the Board of Directors notified the Company of his decision to retire as Chief Executive Officer and as a director of the Company, effective as of December 31, 2022. The Board of Directors immediately established a search committee to evaluate internal and external candidates for a successor. Effective December 31, 2022, the Board of Directors appointed Aaron Tachibana, the Company’s Chief Financial Officer, to serve as interim Chief Executive Officer and Christopher Hall, the Company’s SVP and Head, Diagnostics Business, to serve as President.

On December 14, 2022, the Company and Mr. West entered into a Separation Agreement (as defined below) pursuant to which, in exchange for a release of claims in favor of us, Mr. West is entitled to receive (i) the severance benefits he would have been entitled to receive under his First Amended and Restated Executive Severance Agreement with the Company, dated February 23, 2022, in the case of a termination without “cause” or a resignation for “good reason,” and (ii) extended exercisability of his vested stock options until December 31, 2023 (or, if earlier, the expiration date of the option). Such severance benefits referenced under clause (i) above include a lump sum cash payment equal to twelve months of Mr. West’s base salary in effect as of December 31, 2022, the amount of Mr. West’s 2022 bonus as calculated and approved by the Board of Directors, Company reimbursement for COBRA premiums for himself and his eligible dependents for up to one year following the date of his termination of employment, and accelerated vesting of equity awards that would have vested in the twenty-four months following the date of Mr. West’s separation had he remained employed through the end of that period. In addition, pursuant to the Separation Agreement, Mr. West commenced serving as an advisor to the Board of Directors on January 4, 2023 and will continue in that role until June 30, 2023 (unless the Separation Agreement is earlier terminated by Mr. West or the Company, or extended by mutual written agreement). During the consulting period, Mr. West will be paid $5,000 per month in consulting fees.

2022 Say on Pay Results

We held a stockholder advisory vote on executive compensation in 2022, commonly referred to as a “say-on-pay vote,” which resulted in approval by over 90% of our stockholders voting on the advisory proposal. We take the views of our stockholders seriously, and view this vote result as an indication that the principles of our executive compensation program are supported by our stockholders. As such, we have continued and strengthened the performance-based nature of our compensation program. In 2022, our stockholders included their approval that we solicit a say-on-pay vote on an annual basis. Our Board of Directors has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this Annual Meeting. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2028.

Executive Compensation Philosophy and Objectives

The overall objectives of our executive compensation program are based on the following key principles:

•	attracting, retaining, and motivating top quality executives;

•	providing incentives that reward the achievement of performance goals; and

•	aligning the interests of executives with those of stockholders.

Determination of Named Executive Officer Compensation

The three principal components of our executive compensation program for our named executive officers in 2022 were base salary, annual bonus, and equity compensation. We do not have any formal policies for allocating compensation among these components. Instead, our Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. In line with our pay-for-performance philosophy, we structured a significant portion of our named executive officers’ 2022 compensation to be variable, at risk, and tied directly to our measurable performance in the form of performance-based bonuses and equity incentives which are directly linked to stock appreciation.

Our Compensation Committee reviews compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

The operation of our Compensation Committee is described in more detail above in the section titled, “Compensation Committee Processes and Procedures.”

The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee to provide the Compensation Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. Since 2019, the Compensation Committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to assist the Compensation Committee in establishing overall compensation levels. Aon conducted analyses and provided advice on, among other things, our equity compensation policies and practices, executive compensation and severance, and compensation for our non-employee directors.

In July, 2021, the Compensation Committee engaged Aon to review and propose a peer group of companies to inform a broad perspective on competitive levels and practices for making 2022 executive compensation decisions. When selecting peers, the Compensation Committee used the following parameters for selecting the peer group:

Peer Group Criteria

•

Public U.S.-based medical device, diagnostics, and life science tools companies with a preference for companies headquartered in the San Francisco Bay Area in California and other key biotechnology “hub” locations

•	Revenue on a trailing 12-months basis that was between $50 million and $250 million

•	Market cap that was generally between $300 million and $3.0 billion

•	Companies with a similar headcount profile falling between 100 and 750 employees

The peer group of companies used by the Compensation Committee in making 2022 compensation decisions was comprised of the following 17 companies:

Peer Companies:
Akoya Biosciences
Antares Pharma
Axonics Modulation Technology
Berkeley Lights
CareDx
Castle Biosciences
ChromaDex
Codexis
Fluidigm
Intersect ENT
NanoString Technologies
Quanterix
Seer
SI-BONE
Tactile Systems Technology
Twist Bioscience
Veracyte

At the time of the approval, the Company’s revenue, market cap and headcount, overall fell within the peer group range of the 40th to 50th percentile suggesting a representative peer group that would have similar human resources policies and compensation practices.

Elements of 2022 Compensation

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. The 2022 annual base salaries of Messrs. West and Tachibana and Dr. Chen were approved by the Board of Directors in April 2022 to become effective April 1, 2022 and the 2022 annual base salary for Mr. Hall became effective upon his appointment on October 31, 2022.

The 2021 and 2022 base salaries were as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary	% Change
Christopher Hall(1)	—	$485,000	N/A
Aaron Tachibana	$450,000	$475,000	5.6%
Richard Chen, M.D., M.S.	$475,000	$494,000	4%
John West(2)	$600,000	$624,000	4%

(1)	Mr. Hall commenced employment with us on October 31, 2022.
(2)	Mr. West retired, effective December 31, 2022.

Annual Bonus Plan

Our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve pre-defined performance goals and to reward our executives for individual achievement toward these goals. The performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or Compensation Committee establishes. Annually, the Compensation Committee reviews the Company’s performance and determines the actual bonus payout to be awarded to each of our eligible executive officers.

For 2022, our named executive officers were eligible to earn annual cash bonuses based on the Compensation Committee’s determination of achievement of certain Company goals recommended by it and approved by our Board of Directors and, in the case of our named executive officers other than Mr. West, individual performance.

Variable cash incentives opportunities are set as a percent of salary based on the named executive officer’s specific role as well as internal peer comparison to reinforce the importance of teamwork to our success. We have outlined below the 2022 target bonus opportunities for each named executive officer. Mr. Hall’s target incentive opportunity was set at the time he joined the company in October 2022.

Named Executive Officer	2022 Bonus Target
Christopher Hall	45%
Aaron Tachibana	50%
Richard Chen, M.D., M.S.	45%
John West	80%

The Compensation Committee establishes the Company goals based on the annual operating plan that is approved by the Board of Directors. For 2022, our key Company goals consisted of total GAAP-based Company revenue versus budget (weighted at 60%), year-ending cash above budget (weighted at 20%), future gross margin above budget (weighted at 10%), and an operational goal related to anticipated future regulatory approvals and reimbursement (weighted at 10%). The Chief Executive Officer’s bonus is tied in full to performance against the Company goals while the other named executive officers are awarded cash bonuses tied to performance against Company goals, which is weighted at 75% and individual performance, which is weighted at 25%.

Typically, the Chief Executive Officer provides an evaluation of the Company’s overall performance against the Company goals and makes a recommendation for the funding of the plan and the achievement of the individual goals applicable to the other named executive officers. Based on the Compensation Committee’s assessment, the final awards are determined, with any adjustments up or down for the actual award to the named executive officers, to reflect the individual’s contributions to our corporate goals. During 2022, the Compensation Committee determined that 36% of our Company goals were achieved, resulting in Mr. West achieving 36% of his target variable cash opportunity. The Compensation Committee determined that individual goals, applicable only to our named executive officers below the chief executive officer level, were achieved at 59%. The objectives with respect to the 2022 incentive bonuses were challenging, but attainable at the time that they were approved. Consistent with prior years, we established these 2022 Company goals to be stretch goals that are intentionally challenging such that performance at target would require significant achievements across multiple performance criteria.

Based on the Company and individual performance factors noted above, the 2022 annual bonuses were as follows for the named executive officers:

Named Executive Officer	2022 Bonus Target	2022 Company Goal Achievement	2022 Individual Goal Achievement	2022 Bonus Achievement(1)	2022 Actual Bonus(2)
Christopher Hall(3)	45%	36%	59%	41.75%	$15,537
Aaron Tachibana	50%	36%	59%	41.75%	$97,852
Richard Chen, M.D., M.S.	45%	36%	59%	41.75%	$91,918
John West(4)	80%	36%	N/A	36%	$177,984

(1)

The “2022 Bonus Achievement” for each named executive officer other than Mr. West equals the sum of (a) 75% of the “2022 Company Goal Achievement” and (b) 25% of the named executive officer’s “2022 Individual Goal Achievement” and for Mr. West equals 100% of the “2022 Company Goal Achievement.”

(2)

The “2022 Actual Bonus” for each named executive officer equals the named executive officer’s “2022 Bonus Target” times his salary earned for 2022 times the “2022 Bonus Achievement” (in the case of Mr. Hall only, prorated based on the number of days employed in 2022 and, in the case of Mr. West, pursuant to the Separation Agreement).

(3)	Mr. Hall commenced employment with us on October 31, 2022 and was only eligible for a pro-rated annual bonus payout for 2022.
(4)	Mr. West retired, effective December 31, 2022.

Equity Compensation

In establishing the equity grant ranges, the Compensation Committee considered the market trends for annual equity grants, the mix of equity vehicles with the market assessment as well as the retention holdings for the named executive officers. The annual grant ranges established were based on annual equity value consistent with our total compensation approach, our pay for performance culture as well as the retention value of the outstanding awards. Our management used this data in 2022, as one input into making recommendations to the Compensation Committee for annual equity grants the value of which would be delivered in the form of approximately 50% stock options and 50% restricted stock units for our executive officers, taking into account certain restrict stock unit grants that had already been approved by the Compensation Committee in December 2021. The Compensation Committee used a mix of equity instruments to manage risk and retention while motivating leaders to deliver strong operating performance to improve the share price for stockholders. We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain, and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

We currently grant all equity awards pursuant to the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) or our 2020 Inducement Plan (the “2020 Plan”). All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant, and generally vest 25% after one year from the vesting commencement date and on a monthly basis thereafter over 36 months for the initial new hire grant and on a monthly basis over 36 or 48 months for annual grants, subject to continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death. Restricted stock units generally vest on an annual basis over four years for the initial new hire grant and on a semi-annual basis over three or four years for annual grants, subject to the continued service with us through each vesting date. Option and restricted stock unit vesting is subject to acceleration as described below under “—Potential Payments upon Termination or Change in Control” and “—Equity Compensation Plans.”

The Board of Directors delayed the 2022 annual equity grants until August 2022 due to uncertainty in the market and business environment. In August 2022, upon recommendation from the Compensation Committee, the Board of Directors granted to each of Mr. West, Mr. Tachibana and Dr. Chen (i) a stock option to purchase 450,000 shares, 29,890 shares, and 29,890 shares of our common stock, respectively, under the 2019 Plan, which vests in 48 equal monthly installments for Mr. West and 36 equal monthly installments for each of Mr. Tachibana and Dr. Chen, in each case measured from the vesting commencement date (which is May 15, 2022), and, subject to the executive’s continued service to us on each applicable vesting date and (ii) a restricted stock unit award covering 230,000 shares to Mr. West under the 2019 Plan, which vest in 8 equal semiannual installments, subject to Mr. West’s continued service to us on each applicable vesting date. The Board of Directors granted to each of Mr. Tachibana and Dr. Chen a restricted stock unit award covering 80,000 shares and vesting in 6 equal semiannual installments, subject to each executive’s continued service to us on each applicable vesting date, for 2022 compensation in December 2021.

In October 2022, in connection with Mr. Hall’s appointment as SVP and Head, Diagnostic Business, upon recommendation from the Compensation Committee, the Board of Directors granted Mr. Hall (i) a stock option to purchase 275,000 shares, which vests as to 25% on October 31, 2023 and 36 equal monthly installments thereafter, subject to Mr. Hall’s continued service on each appliable vesting date and (ii) a restricted stock unit award covering 225,000 shares that vests in annual installments over four years with the first installment vesting on October 31, 2023.

Pay for Performance/At-Risk Pay

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. Consistent with our goal of attracting, motivating, and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our named executive officers’ interests with those of our stockholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s and other named executive officers’ compensation is “at-risk”, performance-based compensation, in the form of long-term equity awards and annual cash incentives that are only earned if we achieve measurable corporate metrics.

Employment Terms

We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “ —Employment Arrangements” below.

Compensation Recoupment and Forfeiture Policy

The Board of Directors adopted a Compensation Recoupment and Forfeiture Policy, also known as a “clawback” policy. The policy applies to incentive-based cash compensation and incentive-based equity awards (the “Covered Amounts”) granted to or received by our current and former Section 16 officers. Under the policy, any Covered Amounts granted or received by a Section 16 officer after the date of the clawback policy’s adoption that are predicated upon our achievement of certain financial results will, in the discretion of the Board of Directors or the Compensation Committee, be subject to recoupment or forfeiture if: (1) the Company’s quarterly or annual financial statements are adjusted to correct one or more errors having a material impact on the Company’s financial statements; and (2) the Board of Directors or the Compensation Committee determines that the Section 16 officer engaged in Misconduct (as defined in the policy) that materially contributed to the need for such restatement. The amounts subject to recoupment are any Covered Amounts that are in excess of any compensation that would have been earned by the Section 16 officer based on the restated financial results. In addition to the foregoing, our Chief Executive Officer and Chief Financial Officer are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act. The Compensation Committee is reviewing the final rule adopted by the SEC that implements the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend its clawback policy as necessary to reflect the final Nasdaq listing rules during the required timeframe in compliance with those standards.

Outstanding Equity Awards at December 31, 2022

The following table shows certain information regarding outstanding equity awards at December 31, 2022 for the named executive officers.

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Christopher Hall	10/31/2022	10/31/2022	(1)	—	275,000	2.67	10/31/2032	—	—
	10/31/2022	10/31/2022	(2)	—	—	—	—	225,000	445,500
Aaron Tachibana	3/13/2019	3/12/2019	(3)	199,218	13,282	9.16	3/13/2029	—	—
	3/16/2020	3/16/2020	(4)	—	—	—	—	6,875	13,613
	12/1/2020	3/16/2023	(5)	—	30,000	28.17	12/1/2030	—	—
	5/15/2021	5/15/2021	(6)	15,833	24,167	19.74	5/15/2031	—	—
	5/15/2021	5/15/2021	(7)	—	—	—	—	12,500	24,750
	7/27/2021	7/27/2021	(6)	4,427	8,073	20.40	7/27/2031	—	—
	7/27/2021	7/27/2021	(7)	—	—	—	—	7,500	14,850
	12/14/2021	12/14/2021	(8)	—	—	—	—	53,334	105,601
	8/15/2022	5/15/2022	(9)	5,811	24,079	5.32	8/15/2032	—	—
Richard Chen, M.D., M.S.	11/13/2013	11/28/2013	(10)	44,729	—	1.84	11/13/2023	—	—
	5/24/2017	5/1/2017	(10)	100,000	—	2.44	5/24/2027	—	—
	4/25/2018	5/1/2018	(10)	37,500	—	3.80	4/25/2028	—	—
	12/14/2018	12/14/2018	(11)	62,500	—	7.32	12/14/2028	—	—
	3/16/2020	3/16/2020	(12)	34,375	3,125	4.75	3/16/2030	—	—
	3/16/2020	3/16/2020	(4)	—	—	—	—	3,125	6,188
	12/1/2020	3/16/2023	(5)	—	30,000	28.17	12/1/2030	—	—
	5/15/2021	5/15/2021	(6)	17,812	27,188	19.74	5/15/2031	—	—
	5/15/2021	5/15/2021	(7)	—	—	—	—	12,500	24,750
	7/27/2021	7/27/2021	(6)	4,427	8,073	20.40	7/27/2031	—	—
	7/27/2021	7/27/2021	(7)	—	—	—	—	7,500	14,850
	12/14/2021	12/14/2021	(8)	—	—	—	—	53,334	105,601
	8/15/2022	5/15/2022	(9)	5,811	24,079	5.32	8/15/2032	—	—

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
John West(13)	4/15/2015	4/15/2015	(10)	15,015	—	5.04	12/31/2023	—	—
	5/11/2016	5/11/2016	(10)	15,000	—	2.84	12/31/2023	—	—
	5/24/2017	5/1/2017	(10)	240,000	—	2.44	12/31/2023	—	—
	7/27/2017	4/1/2017	(10)	15,000	—	2.44	12/31/2023	—	—
	4/25/2018	4/25/2018	(10)	25,000	—	3.80	12/31/2023	—	—
	4/25/2018	5/1/2018	(10)	125,000	—	3.80	12/31/2023	—	—
	12/24/2018	12/14/2018	(10)	150,000	—	7.32	12/31/2023	—	—
	5/2/2019	5/2/2019	(10)	25,000	—	13.20	12/31/2023	—	—
	3/17/2020	3/17/2020	(14)	330,000	—	5.10	12/31/2023	—	—
	3/17/2020	—	(10)	421,000	—	5.10	12/31/2023	—	—
	5/15/2021	3/17/2023	(14)	110,000	—	19.74	12/31/2023	—	—
	5/15/2021	5/15/2021	(14)	96,302	—	19.74	12/31/2023	—	—
	8/15/2022	8/15/2022	(14)	290,625	—	5.32	12/31/2023	—	—

(1)

25% of the shares subject to the option vest one year from the grant date, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service as of each such vesting date.

(2)	The shares subject to the restricted stock unit award vest in a series of 4 equal annual installments measured from the grant date, subject to continuous service as of each such vesting date.
(3)	25% of the shares subject to the option vest on March 12, 2020, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service as of each such vesting date.
(4)	The shares subject to the restricted stock unit award vest in 12 equal quarterly installments measured from the grant date, subject to continuous service as of each such vesting date.
(5)	The shares subject to the option vest in 12 equal monthly installments measured from the vesting commencement date, subject to continuous service as of each such vesting date.
(6)	The shares subject to the option vest in 48 equal monthly installments measured from the grant date, subject to continuous service as of each such vesting date.
(7)	The shares subject to the restricted stock unit award vest in 8 equal semiannual installments measured from the grant date, subject to continuous service as of each such vesting date.
(8)	The shares subject to the restricted stock unit award vest in 6 equal semiannual installments measured from the grant date, subject to continuous service as of each such vesting date.
(9)	The shares subject to the option vest in 36 equal monthly installments measured from the vesting commencement date, subject to continuous service as of each such vesting date.
(10)	Fully vested as of December 31, 2022.
(11)	The shares subject to the option vest in 48 equal monthly installments measured from the vesting commencement date, subject to continuous service as of each such vesting date.
(12)	The shares subject to the option vest in 36 equal monthly installments measured from the grant date, subject to continuous service as of each such vesting date.
(13)	Mr. West retired, effective December 31, 2022.
(14)	Fully vested as of December 31, 2022, pursuant to acceleration of vesting provisions in the Separation Agreement.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus, and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Christopher Hall

We entered into an initial offer letter with Mr. Hall, dated September 30, 2022, which set forth the initial terms and conditions of his employment with us, including serving as our SVP and Head, Diagnostics Business. In March 2023, we entered into an amended and restated offer letter with Mr. Hall, dated March 7, 2023, in connection with his promotion to Chief Executive Officer, which replaced and superseded Mr. Hall’s initial offer letter. Mr. Hall is eligible to participate in our annual bonus plan, as adopted by the Board of Directors. Mr. Hall employment is at will and may be terminated at any time, with or without cause.

Aaron Tachibana

We entered into an initial offer letter with Mr. Tachibana, dated March 10, 2019, which set forth the initial terms and conditions of his employment with us, including serving as our Chief Financial Officer. In June 2019, we entered into an employment agreement with Mr. Tachibana, which replaced and superseded Mr. Tachibana’s initial offer letter. In March 2023, we entered into an amendment to Mr. Tachibana’s employment agreement, dated March 7, 2023, in connection with his appointment as our Chief Operating Officer and continuing his role as Chief Financial Officer. Mr. Tachibana is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Mr. Tachibana’s employment is at will and may be terminated at any time, with or without cause.

Richard Chen, M.D., M.S.

We entered into an initial offer letter with Dr. Chen, dated November 23, 2011, which set forth the initial terms and conditions of his employment with us, including serving as our Chief Scientific Officer. In June 2019, we entered into an employment agreement with Dr. Chen, which replaced and superseded Dr. Chen’s initial offer letter. In March 2023, we entered into an amendment to Dr. Chen’s employment agreement, dated March 7, 2023, in connection with his appointment as our Executive Vice President, R&D, and continuing his role as Chief Medical Officer. Dr. Chen is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Dr. Chen’s employment is at will and may be terminated at any time, with or without cause.

John West

We entered into an initial employment agreement with Mr. West, our former Chief Executive Officer, dated August 3, 2011, which set forth the initial terms and conditions of his employment with us. In June 2019, we entered into a revised employment agreement with Mr. West, which replaced and superseded Mr. West’s initial employment agreement. In May 2020, we entered into an amendment to Mr. West’s employment agreement. Mr. West was eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Mr. West’s employment was at will.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation.

We have entered into an agreement with each of our named executive officers with respect to potential payments and benefits due upon a termination of employment or change in control. In February 2022, the Compensation Committee approved an amendment and restatement of the terms of executive severance agreements for Messrs. West and Tachibana and Dr. Chen, each dated February 23, 2022. In March 2023, the Compensation Committee approved an amendment and restatement of the terms of executive severance agreements for Mr. Tachibana and Dr. Chen, each dated March 7, 2023 (collectively, the “Second A&R Executive Severance Agreements”). Pursuant to Mr. Hall’s amended and restated offer letter, dated March 7, 2023, Mr. Hall is eligible for potential payments upon a termination of employment or change in control under an amended and restated executive severance agreement (“A&R Executive Severance Agreement”).

Christopher Hall

The provisions of the A&R Executive Severance Agreement with Mr. Hall provide that, among other things:

•

In the event that we terminate Mr. Hall’s employment without “cause” (and other than as a result of his death or disability) or he resigns for “good reason” (each, a “separation from service”, as further defined in the A&R Executive Severance Agreement), other than within 12 months after a “change in control” (as defined in the A&R Executive Severance Agreement), Mr. Hall will be entitled to a cash severance payment equal to 12 months of his then-current base salary and payment of COBRA health insurance premiums for himself and his eligible dependents for a period of up to 12 months.

•

In the event that there is a separation from service that is within 12 months after a “change in control”, Mr. Hall will be entitled to a cash severance payment equal to 12 months of his then current base salary (disregarding any decreases that constitute grounds for “good reason”), his then-current target annual bonus, payment of COBRA premiums for himself and his eligible dependents for a period of up to 12 months, and all unvested outstanding equity awards will fully vest (except that performance awards will vest at target levels).

The above severance benefits are subject to Mr. Hall timely executing and not revoking a general release of claims in favor of the Company.

Aaron Tachibana

The amended provisions of the Second A&R Executive Severance Agreement with Mr. Tachibana provide that, among other things:

•

In the event that we terminate Mr. Tachibana’s employment without “cause” (and other than as a result of his death or disability) or he resigns for “good reason” (each, a “separation from service”, as further defined in the Second A&R Executive Severance Agreement) other than within 12 months after a “change in control” (as defined in the Second A&R Executive Severance Agreement), Mr. Tachibana will be entitled to a cash severance payment equal to nine months of his then-current base salary and payment of COBRA health premiums for himself and his eligible dependents for a period up to nine months.

•

In the event that there is a separation from service that is within 12 months after a “change in control”, Mr. Tachibana will be entitled to a cash severance payment equal to 12 months of his then-current base salary (disregarding any decreases that constitute grounds for “good reason”), his then-current target annual bonus, payment of COBRA health premiums for himself and his eligible dependents for a period up to 12 months, and all unvested outstanding equity awards will fully vest (except that any performance awards will vest at target levels).

The above severance benefits are subject to Mr. Tachibana timely executing and not revoking a general release of claims in favor of the Company.

Richard Chen, M.D., M.S.

The provisions of the Second A&R Executive Severance Agreement with Dr. Chen provide that, among other things:

•

In the event that we terminate Dr. Chen’s employment without “cause” (and other than as a result of his death or disability) or he resigns for “good reason” (each, a “separation from service”, as further defined in the Second A&R Executive Severance Agreement) other than within 12 months after a “change in control” (as defined in the Second A&R Executive Severance Agreement), Dr. Chen will be entitled to a cash severance payment equal to nine months of his then-current base salary and payment of COBRA health premiums for himself and his eligible dependents for a period up to nine months.

•

In the event that there is a separation from service that is within 12 months after a “change in control”, Dr. Chen will be entitled to a cash severance payment equal to 12 months of his then current base salary (disregarding any decreases that constitute grounds for “good reason”), his then-current target annual bonus, payment of COBRA health premiums for himself and his eligible dependents for a period of up to 12 months, and all unvested outstanding equity awards will fully vest (except that any performance awards will vest at target levels).

The above severance benefits are subject to Dr. Chen timely executing and not revoking a general release of claims in favor of the Company.

Under the Second A&R Executive Severance Agreements for each of Mr. Tachibana and Dr. Chen and the A&R Executive Severance Agreement with Mr. Hall (collectively, the “Executive Severance Agreements”), the following definitions are used:

•

“Cause” generally means (1) the executive’s gross negligence or knowing and willful action which is or is likely to be materially injurious to us; (2) any intentional act by the executive in connection with the executive’s responsibilities as an employee constituting fraud or a felony crime; (3) the executive’s consistent failure to report for work or perform the executive’s duties as directed by the Board of Directors; (4) persistent or repeated material breach of the Executive Severance Agreement or any agreement between the executive and us; (5) the executive becoming disqualified from holding office through the executive’s own act or omission; (6) an unauthorized use or disclosure by the executive of our confidential information or trade secrets, which use or disclosure causes material harm to us; or (7) a material failure by the executive to comply with our written policies or rules which is or is likely to be materially injurious to us; and

•

“Good Reason” generally means (1) a reduction of at least 10% of the executive’s base salary (excluding such a reduction made in connection with an across-the-board salary reduction affecting all members of management); (2) for Mr. Tachibana, Dr. Chen or Mr. Hall, a material reduction in the executive’s duties, responsibilities and/or authority, provided, however, that a change in job position (including a change in title) after or in connection with a “change in control” (as defined in the Executive Severance Agreements) shall not be deemed a “material reduction” in and of itself unless the executive’s new duties are materially reduced from the executive’s prior duties; (3) a relocation of the executive’s principal place of employment to a place that increases the executive’s one-way commute by more than 50 miles as compared to the executive’s then-current principal place of employment immediately prior to such relocation (excluding such a relocation that is within 20 miles of Palo Alto, California); or (4) a material breach by us of the Executive Severance Agreement, except that, in order to resign for good reason, the executive must provide written notice to the Board of Directors within 30 days after the first occurrence of the event giving rise to good reason setting forth the basis for the executive’s resignation, allow us at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the executive must resign from all positions the executive then holds with us not later than 30 days after the expiration of the cure period or the date of notification to the executive that we will not so cure.

John West

As discussed above, on December 14, 2022, we entered into a separation agreement with Mr. West (the “Separation Agreement”) pursuant to which, in exchange for a release of claims in favor of us, Mr. West will be entitled to receive (i) the severance benefits he would have been entitled to receive under his First Amended and Restated Executive Severance Agreement in the case of a termination without “cause” or a resignation for “good reason”, and (ii) extended exercisability of his vested stock options until December 31, 2023 (or if earlier, the expiration date of the option). Such severance benefits referenced in clause (i) above include a lump sum cash payment equal to twelve months of Mr. West’s base salary in effect as of December 31, 2022, the amount of Mr. West’s 2022 bonus as calculated and approved by the Board of Directors, Company reimbursement for COBRA health premiums for Mr. West and his eligible dependents for up to one year following Mr. West’s termination of employment, and accelerated vesting of equity awards that would have vested in the twenty-four months following the date of Mr. West’s separation had he remained employed through the end of that period. In addition, pursuant to the Separation Agreement, Mr. West commenced serving as an advisor to the Company on January 4, 2023 and will continue in that role until June 30, 2023 (unless the Separation Agreement is earlier terminated by Mr. West or the Company). During the consulting period, Mr. West will be paid $5,000 per month in consulting fees.

Other Compensation and Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2022. Our Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our named executive officers participated in our 401(k) plan and, during fiscal 2022, Messrs. West and Tachibana and Dr. Chen each received a matching contribution in the amount of $3,000 and Mr. Hall received a matching contribution in the amount of $2,021.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Our named executive officers are eligible to participate in the 401(k) plan. We have the ability to make matching and discretionary contributions to the 401(k) plan. Beginning in 2020, we began making matching contributions to the 401(k) plan up to $1,000 per participating employee, and increased such contributions to $3,000 in 2022. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers.

No Tax Gross-Ups

In 2021 and 2022, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation paid or provided by the Company.

Equity Compensation Plans

See our registration statement on Form S-1 that we filed with the SEC on May 23, 2019 for a description of the 2011 Plan, our amendment no. 1 to Form S-1 registration statement that we filed with the SEC on June 7, 2019 for a description of the 2019 Plan and ESPP, and our registration statement on Form S-8 that we filed with the SEC on May 7, 2020 for a description of the 2020 Plan.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation actually paid (“CAP”) to our principal executive officers (“PEOs”) and Non-PEO named executive officers (“NEOs”) and the Company’s performance for the fiscal years listed below. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For additional information about our pay for performance compensation philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the section above titled “Executive Compensation.”

Year	Summary Compensation Table Total for John West(1)(2) ($)	Summary Compensation Table Total for Aaron Tachibana(1)(2) ($)	Compensation Actually Paid to John West(1)(3)(4) ($)	Compensation Actually Paid to Aaron Tachibana(1)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(5) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)(4) ($)	Value of Initial Fixed $100 Investment based on:(6) TSR ($)	Net Income ($ Thousands)(7)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(h)
2022	5,615,508	676,010	(2,299,252)	(2,207,843)	951,541	(344,726)	5.41	(113.3)
2021	4,929,200	—	(1,287,620)	—	3,009,882	(919,785)	38.98	(65.2)

(1)

John West was our former Chief Executive Officer for all years shown and retired, effective December 31, 2022. Aaron Tachibana was appointed our Interim Chief Executive Officer on December 31, 2022, and all compensation disclosed for him for 2022 was paid to him in his role as Chief Financial Officer. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022
Aaron Tachibana	Christopher Hall
Richard Chen	Richard Chen

(2)

The dollar amounts reported in each column (b) are the amounts of total compensation reported for our PEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the section above titled “Executive Compensation—Summary Compensation Table.”

(3)

The dollar amounts reported in each column (c) and (e) represent the amount of “compensation actually paid” to each PEO and the average amount of “compensation actually paid” to our non-PEO NEOs, respectively, and have been calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the amounts reported in the “Total” column of the Summary Compensation Table in each applicable year with certain adjustments as described in footnote 4 below

(4)

The dollar amounts reported in each column (c) represent the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the “Stock Awards” and “Option Awards” columns set forth in the Summary Compensation Table in each applicable year.

Year	Summary Compensation Table Total for John West ($)	Exclusion of Stock Awards and Option Awards for John West ($)	Inclusion of Equity Values for John West ($)	Compensation Actually Paid to John West ($)
2022	5,615,508	(4,175,338)	(3,739,422)	(2,229,252)
2021	4,929,200	(3,738,600)	(2,478,220)	(1,287,620)

Year	Summary Compensation Table Total for Aaron Tachibana ($)	Exclusion of Stock Awards and Option Awards for Aaron Tachibana ($)	Inclusion of Equity Values for Aaron Tachibana ($)	Compensation Actually Paid to Aaron Tachibana ($)
2022	676,010	(106,408)	(2,777,445)	(2,207,843)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	951,541	(609,329)	(686,938)	(344,726)
2021	3,009,882	(2,333,650)	(1,596,017)	(919,785)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for John West ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for John West ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for John West ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for John West ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for John West ($)	Total - Inclusion of Equity Values for John West ($)
2022	221,558	(720,414)	475,644	(3,315,454)	(400,756)	(3,739,422)
2021	2,193,181	(3,014,974)	295,612	(1,952,039)	—	(2,478,220)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Aaron Tachibana ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Aaron Tachibana ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Aaron Tachibana ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Aaron Tachibana ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Aaron Tachibana ($)	Total - Inclusion of Equity Values for Aaron Tachibana ($)
2022	30,117	(1,484,495)	14,732	(1,337,799)	—	(2,777,445)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	413,107	(712,963)	7,366	(394,448)	—	(686,938)
2021	1,886,904	(2,518,732)	127,021	(1,091,210)	—	(1,596,017)

(5)

The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year.

(6)

Assumes $100 was invested in the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

(7)	The amounts reported represent net loss as reflected in the Company’s audited financial statements for the applicable year.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to each of our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to each of our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income (loss) during the two most recently completed fiscal years.

The information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2022

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted- average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	7,629,989	(2)	$9.91	2,481,936	(3)
Equity compensation plans not approved by stockholders	863,625	(4)	$5.57	92,892

Total	8,493,614		$9.55	2,574,828

(1)	Excludes restricted stock unit awards, which have no exercise price.
(2)

Consists of outstanding awards under the 2011 Plan and the 2019 Plan. Excludes purchase rights accruing under the ESPP. Each offering under our ESPP consists of one six-month purchase period and eligible employees may purchase shares of our common stock at a price equal to 85% of the fair market value of our common stock on the first or last day of the offering period, whichever is lower.

(3)

As of December 31, 2022, 1,866,057 shares of common stock remained available for future issuance under the 2019 Plan, and 615,879 shares of common stock remained available for future issuance under the ESPP. The number of shares remaining available for future issuance under the 2019 Plan automatically increases on January 1st of each year, through and including January 1, 2029, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2023, the number of shares available for issuance under the 2019 Plan automatically increased by 2,335,354 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year through and including January 1, 2029, in an amount equal to the least of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 500,000 shares of common stock, or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2023, the number of shares available for issuance under the ESPP automatically increased by 467,071 shares.

(4)	Consists of outstanding awards under the 2020 Plan.

DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2022 certain information with respect to the compensation of our non-employee directors:

Director Compensation for 2022

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Stock Awards(1)(2)	Total
Olivia K. Bloom(3)	$47,986	$144,096	$155,995	$348,077
A. Blaine Bowman	$58,104	$45,556	$51,804	$155,464
Alan Colowick, M.D.	$48,125	$45,556	$51,804	$145,485
Karin Eastham	$82,459	$45,556	$51,804	$179,819
Kenneth Ludlum(4)	$56,875	$45,556	$51,804	$154,235
Woodrow Myers, Jr., M.D.	$50,181	$45,556	$51,804	$147,541
Lonnie Shoff(5)	$19,620	$125,938	$125,926	$271,484
Jonathan MacQuitty, Ph.D.(6)	$39,505	—	—	$39,505

(1)

Amounts represent the aggregate grant date fair value of stock options or stock awards, as applicable, granted to our non-employee directors during 2022, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(2)	The aggregate number of shares outstanding under all options and stock awards held by our non-employee directors as of December 31, 2022 are set forth in the table below.
(3)	Ms. Bloom joined our Board of Directors in March 2022.
(4)	Mr. Ludlum’s current term as a director will expire on the date of the Annual Meeting and he is not standing for re-election.
(5)	Ms. Shoff joined our Board of Directors in August 2022.
(6)	Dr. MacQuitty did not stand for re-election at the Annual Meeting of Stockholders in 2022.

The following table lists the aggregate number of shares with respect to the equity awards held by each of our non-employee directors as of December 31, 2022:

Name	Number of Shares Underlying Option Awards	Number of Shares of Stock or Units
Olivia K. Bloom	30,726	21,015
A. Blaine Bowman	63,264	10,770
Alan Colowick, M.D.	63,264	10,770
Karin Eastham	57,264	10,770
Kenneth Ludlum(1)	48,264	10,770
Woodrow Myers, Jr., M.D.	22,983	12,510
Lonnie Shoff	47,345	30,940
Jonathan MacQuitty, Ph.D.(2)	115,729	—

(1)	Mr. Ludlum’s current term as a director will expire on the date of the Annual Meeting and he is not standing for re-election.
(2)	Dr. MacQuitty did not stand for re-election at the Annual Meeting of Stockholders in 2022.

The table above does not include Mr. West or Mr. Hall because neither received any additional compensation for services provided as a director.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation and equity awards for service on our Board of Directors and committees of our Board of Directors. Our non-employee director compensation policy was most recently amended in March 2023 and was previously amended and restated in February 2022 (the “Prior Policy”). Except as indicated below, the terms of the most recently amended non-employee director compensation policy and the Prior Policy are the same.

Following the amendment in March 2023, each non-employee director receives an annual cash retainer of $40,000 for serving on our Board of Directors. The Lead Independent Director, as applicable, is entitled to a cash retainer of $60,000 in lieu of the annual retainer received by other non-employee directors for serving as our Lead Independent Director.

The Chair of the Board, as applicable, is entitled to a cash retainer of $100,000 (or $80,000 in the case of the Prior Policy) in lieu of the annual retainer received by other non-employee directors for serving as our Chair.

The Chair and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chair Fee*	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000

*	Cash retainer for the Chair is in lieu of the annual member fee.

All annual cash compensation amounts are payable in equal quarterly installments in arrears no later than 30 days following the end of each fiscal quarter in which the service will occur, prorated for any partial quarter of service.

Under our amended non-employee director compensation policy, newly appointed or elected non-employee directors will automatically receive a nonstatutory stock option to purchase 80,000 shares of our common stock (which, in the case of the Prior Policy, was (a) nonstatutory stock option covering a number of shares of our common stock with a value of $125,000 and (b) a restricted stock unit award covering a number of shares of our common stock with a value of $125,000, each determined by dividing such dollar value by the average closing price of our common stock over the 90 calendar days prior to the grant date and rounding down to the nearest whole share). Each initial equity award will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, such that the shares will be fully vested on the third anniversary of the date of grant, subject to the director’s continuous service (as defined in the 2019 Plan) on the Board of Directors through each such date.

At the close of business on the date of each annual meeting of our stockholders, each non-employee director continuing in office will automatically receive a nonstatutory stock option to purchase 40,000 shares of our common stock (which, in the case of the Prior Policy, was (a) nonstatutory stock option covering a number of shares of our common stock with a value of $82,500 and (b) a restricted stock unit award covering a number of shares of our common stock with a value of $82,500, each determined by dividing such dollar value by the average closing price of our common stock over the 90 calendar days prior to the grant date and rounding down to the nearest whole share). Each annual equity award will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to the director’s continuous service on the Board of Directors through each such date.

In addition, in the event of a change in control (as defined in the 2019 Plan) of the Company, the shares underlying such grants will vest and become exercisable immediately prior to the effectiveness of such change in control.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the Fair Market Value (as defined in the 2019 Plan) of the underlying common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us or a corporate transaction, each as provided under the 2019 Plan, except that the post-termination exercise period for each stock option granted pursuant to the non-employee director compensation policy shall equal the lesser of (i) 36 months from the date of termination of the Non-Employee Director’s Continuous Service for any reason other than removal with cause by a vote of the stockholders in accordance with our bylaws and (ii) the remaining period of the applicable stock option’s ten-year term.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following is a summary of transactions since January 1, 2021, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”

Related Person Transactions Policy

In connection with our initial public offering, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and approval or ratification of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or holder of 5% or more of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, each director and executive officer must identify, and we will request each significant stockholder to identify, any related person transaction involving such director or executive officer or his or her affiliates and immediate family members and must seek approval from the Audit Committee before he or she or, with respect to immediate family members or any of their affiliates, before they, may engage in the transaction. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Transactions With or Involving Related Persons

Amended and Restated Investor Rights Agreement

We entered into an amended and restated investor rights agreement (the “IRA”), with certain holders of our convertible preferred stock, including certain holders of 5% or more of our capital stock and entities with which certain of our directors are affiliated. The IRA provides that the holders of common stock issuable upon conversion of our convertible preferred stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. In addition to registration rights, the IRA provided for certain information rights and a right of first offer. The provisions of the IRA, other than those related to registration rights, terminated upon the closing of our initial public offering in June 2019.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our bylaws. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis, except Mr. Moore’s initial statement of beneficial ownership on a Form 3 was filed after the time period allowed due to delays in receipt of Mr. Moore’s EDGAR codes from the SEC, one Form 4 was filed after the time period allowed by Mr. Tachibana for the sale of 4,168 shares sold to cover tax obligations from settlement of vested restricted stock units and one Form 4 was filed after the time period allowed by Dr. Chen for the sale of 420 shares sold to cover tax obligations from settlement of vested restricted stock units.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Personalis stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at 1-650-752-1300 or send a written request to: Corporate Secretary at Personalis, 6600 Dumbarton Circle, Fremont, California 94555. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Karin Eastham
Karin Eastham
Chair of the Board of Directors

April 5, 2023

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555.

Personalis®

PERSONALIS, INC.
6600 DUMBARTON CIRCLE
FREMONT, CA 94555

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PERSONALIS, INC.

The Board of Directors recommends you vote FOR each of the following Class I nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**
01) Olivia Bloom	☐	☐
02) Dr. Woodrow Myers, Jr.	☐	☐

The Board of Directors recommends you vote FOR Proposals Nos. 2 and 3.

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V11345-P89112

PERSONALIS, INC.
Annual Meeting of Stockholders
May 17, 2023 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Christopher Hall and Stephen Moore, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Personalis, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2023 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/PSNL2023, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and, with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof, as said proxies deem advisable.

Continued and to be signed on reverse side.